                                                           Exhibit No. EX-99.e.5

Delaware
Investments(SM)
----------------------
A member of Lincoln Financial Group(R)

                      DELAWARE INVESTMENTS FAMILY OF FUNDS
                              BANK/TRUST AGREEMENT
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We are the national distributor for all of the shares of all of the Classes (now existing  or  hereafter  added)  of all of the  Funds in the  Delaware  Group of
Investment  Companies  which retain us, Delaware  Distributors,  L.P., to act as exclusive national distributor. The term "Fund" as used in this Agreement refers to each Fund in the  Delaware  Investments  Family of Funds  that  retains us to promote and sell its  shares,  and any Fund that may  hereafter  be added to the
Delaware Group to retain us as national distributor. The term "Class" as used in this Agreement  refers to a class of shares of a Fund as described in the Fund's prospectus.  You, a Bank/Trust  ("you") have  indicated  that you wish to act as agent for your  customer(s)  wishing to  purchase,  sell and redeem  Fund shares
("Customer(s)")  and/or  desire to provide  certain  services to your  Customers relating to their ownership of Fund shares,  all in accordance with the terms of this Agreement.

AGENT FOR CUSTOMERS: In placing orders for the purchase and sale of Fund shares, you will be  acting  solely as agent  for your  Customers  and will not have any authority to act as agent for us, any of the Funds or any of our  affiliates  or representatives.  Each  transaction in Fund shares will be initiated solely upon the order of a customer  and shall be for the  account of a  customer.  You also agree  that you will  not  refrain  from  placing  orders  with us that you have received  from your  Customers  for your own gain.  Neither  you nor any of your employees or agents are  authorized to make any  representations  concerning the
Funds or Fund shares except those contained in the then current "Prospectus" and in  written  information  issued  by the  Fund or by us as a  supplement  to the
Prospectus.  In  purchasing  Fund  shares your  Customers  may rely only on such authorized information.

OFFERING PRICE TO PUBLIC:  Orders for shares received from you and accepted by a
Fund or its  agent,  Delaware  Service  Company,  Inc.,  will  be at the  public offering price  applicable to each order as set forth in the Fund's  Prospectus.
The manner of computing the net asset value of shares, the public offering price and the  effective  time of  orders  received  from  you  are  described  in the
Prospectus for each Fund. We reserve the right at any time,  without notice,  to suspend the sale of Fund shares.

PURCHASE  PLANS:  The  purchase  price  on all  orders  placed  by you  and  any concessions  or other fees  otherwise  due to you under this  Agreement  will be subject to the then current terms and provisions of any applicable special plans and accounts (e.g., volume purchases, letters of intent, rights of accumulation,
combined  purchases   privilege,   exchange  and  reinvestment   privileges  and
retirement plan accounts) as set forth from time to time in the  Prospectus.  We must be notified  when an order is placed if it  qualifies  for a reduced  sales charge  under any of these  plans.  We reserve the right,  at any time,  without prior  notice,  to modify,  suspend or  eliminate  any such plans or accounts by amendment, supplement or revision to the Prospectus for the Fund.

SALES,   ORDERS,  AND  CONFIRMATIONS:   All  orders  must  be  made  subject  to
confirmation  and orders are subject to  acceptance  or rejection by the Fund in its sole  discretion.  Your orders must be wired,  telephoned  or written to the
Fund or its agent. You agree to place orders on behalf of your Customers for the number of shares in bona fide  orders from your  Customers,  and at the price at which such shares are sold. We will not accept any conditional orders. You agree that any purchase or redemption orders that you send to the Fund to be priced at that day's net asset value will have been  received  before the close of the New
York Stock  Exchange's  regular  trading  hours  (ordinarily  4:00 P.M.  Eastern
Standard Time) on such day. It is agreed and understood that, whether shares are registered in the purchaser's name, in your name or in the name of your nominee, your customer will have full beneficial ownership of the Fund shares.

FUND SERV PROCESSING:  Firm's orders will be placed via electronic  transmission
(Fund  Serv).  Fund Serv  permits  the  transmission  of  shareholder  trade and registration data between you and the Funds. Trade, registration and corrections on orders  provided to the Funds'  agent  through  Fund Serv shall be  accurate, complete and in the format  prescribed  by the NSCC. If for some reason there is failure of  electronic  transmission,  please  contact the Fund to determine how such trades will be processed.

AGENCY FEES:  On each order  accepted by us for a Fund with a sales  charge,  we understand  that you will charge your  customer an agency  commission  or agency transaction fee ("agency fee") as set forth in the schedule of sales concessions and agency fees set forth in that Fund's  Prospectus,  as it may be amended from time to time. This fee shall be subject to the provisions of all terms set forth in the  Prospectus  for volume  purchases and special  plans and accounts  (e.g.
retirement  plans,  letter of  intent,  etc.).  You will not  receive  from us a dealer's concession or similar allowance out of the sales charge. The agency fee will not exceed the maximum  limits on sales  charges  specified in Rule 2830 of the Conduct Rules of the National  Association of Securities Dealers,  Inc. (the
"NASD")  regardless of whether you are a member of the NASD or not. You will not accept or withhold any fee otherwise  allowed under the terms of this Agreement, for any shares  purchased  under this  Agreement,  if prohibited by the Employee
Retirement  Income  Security  Act or trust  or  similar  laws to  which  you are subject,  in the case of  purchases  or  redemptions  of Fund  shares  involving retirement plans, trusts or similar accounts. You may elect to make payments for
Fund shares in either of two ways: (a) you may send us the public offering price for the Fund shares  purchased less the amount of the agency fee due you, or (b)
you or your customer may send us the entire public  offering  price for the Fund shares and we will,  on a periodic  basis,  remit to you the agency fee due. You will  specify in  writing  the method of  payment  you elect  (See  NOTICES  AND
COMMUNICATIONS  Section  below).  If any shares sold to your customer  under the terms of this Agreement are repurchased by the Fund or by us, or are tendered to a Fund for  redemption or  repurchase,  within seven (7) business days after the date of the  confirmation  of the original  purchase  order,  you will  promptly refund to us the full  agency fee paid or allowed  to you on such  shares.  This
Section  shall not apply to the extent that you or your customer is qualified to buy, and is buying, shares at net asset value.

PAYMENT AND ISSUANCE OF  CERTIFICATES:  The shares  purchased  by you  hereunder shall be paid for in full at the  public  offering  price  (less any  agency fee retained by you as set forth above) by check payable to the Fund,  Fed Fund wire or NSCC within three business days after our acceptance of your order. If not so paid, we reserve the right,  without notice,  to cancel the sale and to hold you responsible  for any loss sustained by us or the Fund (including lost profit) as a result.  Certificates  representing  Fund shares  will not be issued  unless a specific  request  is  received  from  you or your  customer.  Certificates,  if requested,  will be issued in the names indicated by  registration  instructions accompanying payment.

REDEMPTION:  The Prospectus describes the provisions whereby the Fund, under all ordinary  circumstances,  will redeem shares held by shareholders on demand. You agree that you will not make any  representations  to  shareholders  relating to redemption of their shares other than the statements contained in the Prospectus and the underlying  organizational documents of the Fund to which it refers, and that you will quote as the  redemption  price only the price  determined  by the
Fund.  You shall not  repurchase any shares from your Customers at a price other than that next quoted by the Fund for  redemption.  You may charge a  reasonable fee for services in connection with the repurchase by you from your Customers of shares.

IF YOU WANT TO RECEIVE 12b-1 PLAN FEES, please check the box below:

[ ]

IF YOU DO NOT WANT TO RECEIVE 12b-1 PLAN FEES,
Please disregard the following paragraph.

12b-1 PLAN:  With  respect to any Fund that  offers  shares for which a Plan has been adopted under Rule 12b-1  (individually  a "12b-1 Plan") of the  Investment
Company Act of 1940 (the "1940 Act"), you will be entitled to receive 12b-1 Plan fees for providing shareholder and administrative services to your Customers who own Fund shares as set forth under the 12b-1 Plan(s)  applicable to the Class or
Classes  of  Fund  shares   purchased  by  your  Customers  and,  under  certain
circumstances,  for  assisting  in the  promotion  of the  Fund's  shares.  Such
shareholder  and  administrative  services  may  include:   answering  inquiries
regarding the Fund; assisting in changing dividend options, account designations
and  addresses;   performing   sub-accounting;   establishing   and  maintaining
shareholder   accounts  and   records;   processing   purchase  and   redemption
transactions;  providing periodic statements and/or updates showing a customer's account balance and integrating  such statements with those for transactions and balances in the  customer's  other  accounts  serviced by you; and arranging for bank wires. You will transmit promptly to Customers all  communications  sent to you for  transmittal  to  Customers  by or on behalf of us, and the Fund or such
Fund's investment  advisor,  custodian or transfer or dividend disbursing agent.
You will promptly answer all written complaints received by you relating to Fund accounts or promptly  forward such  complaints  to us and assist us in answering such  complaints.  For such services we will pay you a fee, as established by us from time to time,  based on a portion of the net asset value of the accounts of your Customers in the various Classes of the Fund. We are permitted to make this payment under the terms of the 12b-1 Plans  adopted by certain of the Funds,  as such Plans may be in effect from time to time.  The 12b-1 Plans in effect on the date of this  Agreement  are  described  in the Funds'  Prospectuses.  Each Fund reserves  the  right to  terminate  or  suspend  its  12b-1  Plan at any time as specified in the Plan and we reserve the right, at any time,  without notice, to modify,  suspend or terminate  payments  hereunder in connection with such 12b-1
Plan.  You  will  furnish  the  Fund  and us  with  such  information  as may be reasonably  requested  by the Fund or its  directors  or  trustees or by us with respect to such fees paid to you pursuant to this Agreement.

SALE OF NO-LOAD - NON 12b-1 PLAN FUNDS:  In connection with any orders placed by you on behalf of your  Customers  for shares of Funds that do not charge a sales load and/or do not have a 12b-1  Plan,  we  understand  that you may charge your
Customers a limited  service or  transaction  fee, in  accordance  with  current interpretations  and rulings of the Staff of the  Commission.  Such fees may not exceed the maximum  limits on sales  charges  specified in Rule 2830 of the NASD
Conduct Rules.

LEGAL  COMPLIANCE:  This Agreement and any transaction  with, or payment to, you pursuant to the terms hereof is conditioned on your  representation  to us that, as of  the  date  of  this  Agreement  you  are,  and at all  times  during  its effectiveness  you  will  be,  a bank  as  defined  in  Section  3(a)(6)  of the
Securities  Exchange  Act of  1934  (or  other  financial  institution)  and not otherwise  required to register as a broker or dealer  under such Act. You agree to notify us promptly in writing if this  representation  ceases to be true. You also agree that,  regardless  of whether you are a member of the NASD,  you will comply with the rules of the NASD, including,  in particular,  Sections 2310, IM
2310-2,  and 2830 of the NASD Conduct Rules, and that you will maintain adequate records with respect to your  Customers  and their  transactions,  and that such transactions  will  be  without  recourse  against  you by  your  Customers.  We recognize  that,  in  addition  to  applicable  provisions  of state and federal securities laws, you may be subject to the provisions of the  Glass-Steagall Act and other laws  governing,  among other  things,  the conduct of  activities  by federal and state  chartered and  supervised  financial  institutions  and their affiliated organizations.  As such, you may be restricted in the activities that you may undertake and for which you may be paid,  and,  therefore,  we recognize that you will not perform  activities that are inconsistent  with your statutory and  regulatory  obligations.  Because  you will be the only one having a direct relationship with the customer, you will be responsible in that relationship for insuring  compliance  with  all  laws and  regulations,  including  those of all
applicable   federal  and  state   regulatory   authorities  and  bodies  having
jurisdiction  over you or your Customers to the extent  applicable to securities purchases  hereunder.  You agree to cooperate with any efforts  initiated by the
Funds and/or their agents to identify and prevent abusive  trading  practices as described in the Funds' prospectuses,  including, but not limited to, activities such as "market-timing", short-term trading, excessive trading, and late trading
("Abusive Trading Practices"). You shall cooperate with any requests made by the
Funds and/or their agents towards this end, including providing the Funds and/or their  agents  with  information  about the  trading  history of any  particular shareholder that you maintain on your recordkeeping  systems.  You further agree to make any changes  necessary to comply with any laws or regulations  regarding
Abusive Trading  Practices  applicable to any party to this Agreement and/or the
Funds that relate to the performance of services under this Agreement.

BLUE SKY MATTERS:  We shall have no obligation or responsibility with respect to your right to sell Fund shares in any state or  jurisdiction.  From time to time we  shall  furnish  you  with  information  identifying  the  states  under  the securities  laws in which it is believed a Fund's  shares may be sold.  You will not  transact  orders  for Fund  shares in states or  jurisdictions  in which we indicate  Fund  shares may not be sold.  You agree to offer and sell Fund shares outside the United States only in compliance with all applicable laws, rules and regulations of any foreign government having jurisdiction over such transactions in addition to any applicable laws, rules and regulations of the United States.

LITERATURE:  We will  furnish you with copies of each Fund's  Prospectus,  sales literature  and other  information  made  publicly  available  by the  Fund,  in reasonable quantities upon your request. We shall file Fund sales literature and promotional  material with the NASD and SEC as required.  You agree to deliver a copy of the  current  Prospectus  to  your  Customers  in  accordance  with  the provisions of the  Securities  Act of 1933. You may not publish or use any sales literature or promotional  materials with respect to the Funds without our prior review and written approval.

CUSTOMERS:  The names of your  Customers will remain your sole property and will not be used by us except  for  servicing  or  informational  mailings  and other correspondence in the normal course of business.

NOTICES AND  COMMUNICATIONS:  All communications from you should be addressed to us at 2005 Market Street, 4th Floor, Philadelphia,  PA 19103. Any notice from us to you shall be deemed to have been duly given if mailed or  telegraphed  to you at the  address  set forth  below.  Each of us may change  the  address to which notices  shall be sent by  notice  to the  other in  accordance  with the  terms hereof.

Bank/Trust Address for Notices and Communications:

___________________________________________

___________________________________________

___________________________________________

TERMINATION:  This  Agreement  may be  terminated by either party at any time by written  notice  to that  effect  and will  terminate  without  notice  upon the appointment  of  a  trustee  for  you  under  any  act  of  insolvency  by  you.
Notwithstanding  the termination of this Agreement,  you shall remain liable for any amounts  otherwise  owing to us or the Fund and your portion of any transfer tax or other  liability  which may be asserted or assessed  against the Fund, or us, or upon any one or more of our  dealers,  based  upon the claim that you and such dealers or any one of them  constitute  a  partnership,  an  unincorporated business or other separate entity.

AMENDMENT:  This  Agreement  may be  amended  or  revised at any time by us upon notice to you and, unless you promptly notify us in writing to the contrary, you will be deemed to have accepted such modifications.

GENERAL:  Your  acceptance  hereof will constitute an obligation on your part to observe all the terms and conditions  hereof. In the event you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds and our affiliates for any damages,  losses,  costs and expenses  (including  reasonable attorneys'  fees)  arising out of or relating to such breach,  and we may offset such  damages,  losses,  costs  and  expenses  against  any  amounts  due to you hereunder.  Nothing contained herein shall constitute you, us and any dealers as forming an association or partnership.

All references in this Agreement to the "Prospectus" of a Fund refer to the then current  version of the  Prospectus  and  includes the  Statement of  Additional
Information  incorporated by reference therein and any supplements thereto. This
Agreement  supersedes and replaces any prior  agreement  between us and you with respect  to your  purchase  and sale of Fund  shares and is to be  construed  in accordance with the laws of the State of Delaware.

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Please  confirm your  acceptance of this  Agreement by executing one copy of the
Agreement  and  returning  it to us. Keep the enclosed  duplicate  copy for your records. Your execution of this Agreement signifies your acknowledgment that any orders for Fund shares placed by you, on behalf of your Customer(s),  during the effectiveness  of this  Agreement,  are subject to all the applicable  terms and conditions set forth in this  Agreement,  and confirms your agreement to pay for the shares, as agent for your  Customer(s),  at the price and upon the terms and conditions  stated in this Agreement.  In addition,  you acknowledge  receipt of
Prospectuses  relating to the Fund shares and confirms  that, in executing  this
Agreement,  you have relied on such  Prospectuses and not on any other statement whatsoever, written or oral.

DELAWARE DISTRIBUTORS, L.P.                      ___________________(BANK/TRUST)

By:      _____________________________           By:     _______________________

Name:    _____________________________           Name:   _______________________

Title:   _____________________________           Title:  _______________________

Date:    _____________________________

                                                                     AUGUST 2004